CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Maverick Oil & Gas, Inc.
Ft. Lauderdale, Florida

We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 (No. 333-131913) of our report dated November 23, 2005 relating to the financial statements as of August 31, 2005 and each of the two years then ended.

We also consent to the references to us under the heading “Interest of Named Experts” in such Document.

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

April 6, 2006